THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement is entered into as of July 31, 2018 (the “Amendment”), by and between HERITAGE BANK OF COMMERCE (“Bank”), and PRECISION OPINION, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 13, 2017, as amended from time to time, including that certain First Amendment to Loan and Security Agreement dated as of March 22, 2018 and that certain Second Amendment to Loan and Security Agreement dated as of June 29, 2018 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Borrower acknowledges that there are existing and uncured Events of Default arising from (i) Borrower’s failure to comply with (i) the Asset Coverage Ratio covenant set forth in Section 6.9(b) of the Agreement for the period ended April 30, 2018 and (ii) the EBITDA covenant set forth in Section 6.9(a)(ii) of the Agreement for the period ending March 31, 2018 (collectively, the “Existing Defaults”). Borrower has notified Bank that Borrower expects not to comply with Section 6.9(a)(ii) of the Agreement and with Section 6.9(b) of the Agreement for the period ending June 30, 2018 (the “Anticipated Defaults”).

2. Subject to the conditions contained herein and performance by Borrower of all of the terms of the Agreement after the date hereof, Bank forbears from exercising its remedies arising out of the Existing Defaults and Anticipated Defaults until the earlier to occur of (i) the occurrence of an Event of Default after the date hereof or (ii) August 31, 2018 (the “Forbearance Period”). Bank does not forbear or waive Borrower’s obligations under such respective sections for any event other than the Existing Defaults and Anticipated Defaults, and Bank does not waive any other failure by Borrower to perform its obligations under the Loan Documents. The forbearance set forth herein is conditioned upon Borrower’s trailing three (3) month EBITDA for the period ending June 30, 2018 being at least $200,000; in the event that Borrower fails to comply with the foregoing, the Forbearance Period shall automatically expire, and Bank may exercise any and all rights and remedies available to Bank under the Agreement. Furthermore, any Advances made by Bank to Borrower following the end of the Forbearance Period shall be made solely at Bank’s discretion. Borrower agrees to commence and actively pursue the potential refinancing of the Obligations owing to Bank by Bank’s Affiliate, Bayview Funding, and use best efforts to repay in full all amounts owing to Bank as soon as possible on or before August 31, 2018.

3. Pursuant to a Contribution Agreement being entered into by Borrower’s shareholders and Parent, Borrower shall undergo a Change in Control and become a wholly owned Subsidiary of Parent concurrently with the Parent’s consummation of a public offering of its equity securities (the “Proposed Transaction”). Subject to and upon the terms and conditions hereof and Borrower’s compliance with all of the terms and conditions of the Agreement as amended hereby (including Section 6.13 of the Agreement, as set forth herein), Bank consents to the Proposed Transaction and confirms that the Change in Control resulting from the Proposed Transaction shall not, in and of itself, constitute and Event of Default under the Loan Agreement, notwithstanding Section 7.3 of the Loan Agreement.

4. The following definitions are added to Section 1.1 of the Agreement:

“Parent” means MR2 Group, Inc., a Nevada corporation.

5. Section 6.9(c) of the Agreement is amended and restated in its entirety to read as follows:

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(c) Equity Event. On the earlier of the Parent IPO or August 31, 2018, (i) Borrower shall receive at least $5,000,000 in net cash proceeds from the sale and issuance of equity securities of Borrower or Parent; and (ii) Borrower shall pay to Bank a cash fee in the amount of $10,000.

6. The following is added as a new Section 6.13 to the end of Section 6 of the Agreement:

6.13 MR2 Group Transactions.

(a) Within one Business Day following the effectiveness of Parent’s initial underwritten public offering (the “Parent IPO”) and the consummation of the Change in Control pursuant to which Borrower becomes a wholly owned Subsidiary of Parent, Borrower shall deliver to Bank: (i) an unconditional guaranty duly executed by Parent in the form of Exhibit F attached hereto, (ii) and a corporate resolutions and incumbency certificate executed by Parent, along with the filed copy of Parent’s amended and restated certificate of incorporation and its current bylaws (in effect following the Parent IPO); (iii) evidence of Borrower’s receipt of at least $5,000,000 in net cash proceeds from Parent deposited in Borrower’s operating account maintained at Bank, and acknowledging that Borrower’s satisfaction of this clause (iii) shall also be deemed as Borrower’s compliance with Section 6.9(c) of the Agreement.

(b) Promptly following the Parent IPO, Borrower shall actively pursue other financing arrangements (including with Bank’s Affiliates) to repay in full all amounts owing to Bank prior to August 31, 2018, or enter into an amendment to the Agreement on terms satisfactory to Bank by August 31, 2018.

7. The following is added to the end of Section 7.1 of the Agreement:

For the sake of clarity, Borrower shall not transfer or dispose of any of its property (including cash or non-cash assets) to Parent, any Affiliate of Parent or any other Person, without the prior written consent of Bank.

8. Section 7.6 of the Agreement is amended and restated in its entirety to read as follows:

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so. For the sake of clarity, Borrower shall not make any dividends, distributions or upstream any of its property (including its cash or non-cash assets) to Parent or any Affiliate of Parent without the prior written consent of Bank; provided however that the foregoing shall not prohibit Parent from making distributions or dividends to its stockholders using the proceeds received by Parent from the sale and issuance of its equity securities, or from any dividends or distributions received by Parent from any other subsidiary (other than Borrower) of Parent.

9. The following is added as a new Section 8.10 to the end of Section 8 of the Agreement:

8.10 Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform or comply with any obligation or covenant under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.8 occur with respect to any guarantor or any guarantor dies or becomes subject to any criminal prosecution.

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10. Exhibit D to the Agreement is replaced in its entirety with the Exhibit D attached hereto.

11. The Exhibit F attached hereto is incorporated in its entirety as the Exhibit F to the Agreement.

12. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that except as set forth above, no Event of Default has occurred and is continuing.

13. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

14. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

15. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) affirmation of guaranty and subordination agreement executed by James T. Medick;

(c) affirmation of subordination agreement executed by Michael France and Guthrie Rebel;

(d) payment of an amendment fee in the amount of $15,000 plus reasonable Bank Expenses incurred in connection with this Amendment;

(e) Bank’s satisfactory due diligence calls with the underwriters of the Parent IPO; and such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

PRECISION OPINION, INC.

By:	/s/ Bruce Baum
Name:	Bruce Baum
Title:	COO/CFO

HERITAGE BANK OF COMMERCE

By:	/s/ Mike Hansen
Name:	Mike Hansen
Title:	SVP/Manager

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Exhibit D
Compliance Certificate

TO:	HERITAGE BANK OF COMMERCE

FROM:	PRECISION OPINION, INC.

The undersigned authorized officer of Precision Opinion, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Rolling 12 week cash flow forecast	Weekly on Monday	yes
Borrowing Base Certificate	Monthly within 15 days	Yes	No
Inventory listing	Monthly within 15 days	Yes	No
A/R & A/P Agings	Monthly within 15 days	Yes	No
Sales journal	Monthly within 15 days	Yes	No
Collections journal	Monthly within 15 days	Yes	No
Deferred revenue listing (if applicable)	Monthly within 15 days	Yes	No
Monthly financial statements	Monthly within 30 days	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No
Annual financial statements of Parent (CPA Audited), with separate financial statements of Borrower	Annually within 120 days of FYE	Yes	No
Tax returns with schedules (CPA Prepared)	Annually within 15 days of filing	Yes	No
Annual operating projections approved by board of directors	Annually by January 31 of each year	Yes	No
10K and 10Q	(as applicable)	Yes	No
A/R and Collateral Audit	Initial and semi-annually	Yes	No
IP Notices	As required under Section 6.10	Yes	No

Financial Covenant	Required	Actual	Complies

Trailing 3 month EBITDA – quarterly	Negative deviation ≤ 25% from Financial Plan [or at least $200,000 for period ending 6/30/18]	$__________ ___%	Yes	No
Minimum Asset Coverage Ratio – monthly	1.25 : 1.00	____ : 1.00	Yes	No
Net Cash Proceeds received by Borrower on the earlier of the Parent IPO or 8/31/18	$5,000,000	$___________	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE

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EXHIBIT F

UNCONDITIONAL GUARANTY
(MR2 GROUP, INC.)

___________ __, 2018

For and in consideration of the loans by Heritage Bank of Commerce (“Lender”) to Precision Opinion, Inc. (“Borrower”), which loans are made pursuant to a Loan and Security Agreement dated as of September 13, 2017 and as amended from time to time, by and between Borrower and Lender (the “Loan Agreement”), and acknowledging that Lender would not continue to lend to Borrower under the Loan Agreement without the benefit of this Guaranty, the undersigned (“Guarantor”) hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Lender and performance by Borrower of the Loan Agreement and any other agreements between Borrower and Lender, as amended from time to time (collectively referred to as the “Agreements”), in strict accordance with their respective terms. All terms used without definition in this Guaranty shall have the meaning assigned to them in the Loan Agreement.

1. If Borrower does not pay any amount or perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, and fees) and otherwise to proceed to complete the same and satisfy all of Borrower’s obligations under the Agreements.

2. If there is more than one guarantor, the obligations hereunder are joint and several, and whether or not there is more than one guarantor, the obligations hereunder are independent of the obligations of Borrower and any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreements.

3. Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof; (b) take and hold security for the payment of this Guaranty or the Agreements, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine.

4. Guarantor waives any right to require Lender to (a) proceed against Borrower, any guarantor or any other Person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Lender’s power whatsoever. Lender may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Lender, including without limitation the right to foreclose upon any such security by judicial or non-judicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor waives any setoff, defense or counterclaim that Borrower may have against Lender. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the amounts that Borrower owes to Lender have been paid in full, Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Guarantor waives any right to enforce any remedy that Lender now has or may hereafter have against Borrower. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Lender that it will keep so informed, and agrees that absent a request for particular information by Guarantor, Lender shall not have any duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances. Guarantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

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5. Guarantor acknowledges that, to the extent Guarantor has or may have certain rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Lender elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Lender’s election to pursue non-judicial foreclosure. Without limiting the generality of the foregoing, Guarantor waives any and all benefits and defenses under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, to the extent they are applicable.

6. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

7. Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Borrower to Lender; and such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Guarantor subordinates to Lender any security interests, liens or encumbrances now or hereafter securing Borrower’s personal property, and all right, title, security interest, and other interest that Guarantor may have or hereafter acquire in and to Borrower’s personal property. The security interest of Lender in Borrower’s personal property shall be and remain at all times a security interest prior and superior to the security interest of Guarantor in Borrower’s personal property.

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8. To secure performance of this Guaranty and all amounts payable hereunder, Guarantor grants Lender a security interest and a charge in all of its personal property (“Collateral”), now existing or hereafter arising, including without limitation: all accounts, chattel paper, commercial tort claims, deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods, fixtures, instruments, inventory, investment property (including securities and securities entitlements), letter of credit rights, money, and all of Guarantor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records, and any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time. Guarantor authorizes Lender to file financing statements with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, and Guarantor shall take such further actions and execute such further documents, instruments and agreements, including supplemental pledge or security agreements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted hereunder.

9. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Guarantor: (a) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral; (b) set off and apply to the Obligations any and all balances and deposits of Guarantor held by Lender or indebtedness at any time owing to or for the credit or the account of Borrower held by Lender; (c) dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Guarantor’s premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate; and (d) exercise any and all other rights and remedies available to Lender as provided under the California Uniform Commercial Code, by law, or in equity.

10. In addition to the foregoing, Guarantor hereby pledges, assigns and grants to Lender, a security interest in all of the issued and outstanding capital stock of Borrower (the “Shares”), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (which collectively shall also constitute “Collateral”). Concurrently with the execution of this Guaranty or, to the extent not certificated as of the date of execution within ten (10) days of the certification of any Shares, the certificate or certificates for the Shares will be delivered to Lender, accompanied by an instrument of assignment duly executed in blank by Guarantor, in form and substance satisfactory to Lender. To the extent required by the terms and conditions governing the Shares, Guarantor shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Guarantor will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Shares. Effective only upon the occurrence and during the continuance of an Event of Default, Guarantor hereby irrevocably appoints Lender (and any of Lender’s designated officers, or employees) as Guarantor’s true and lawful attorney to enforce Guarantor’s rights against such subsidiary, including the right to compel any subsidiary to make payments or distributions owing to such Guarantor. Until Guarantor fails to perform its obligations hereunder following an Event of Default, Guarantor shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Guaranty or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default. Upon the occurrence of Guarantor’s failure to perform its obligations hereunder following an Event of Default, Lender may effect the transfer of the Shares into the name of Lender and cause new (as applicable) certificates representing such securities to be issued in the name of Lender or its transferee, and Lender shall have the right to exercise all such rights as a secured party under the Code as it, in its sole judgment, shall deem necessary or appropriate, including without limitation the right to liquidate the Shares and apply the proceeds thereof to reduce the Obligations. Guarantor recognizes that Lender may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state and provincial securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Guarantor acknowledges and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state and provincial securities laws, even if such issuer would agree to do so.

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11. Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Lender’s prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Lender may assign this Guaranty without in any way affecting Guarantor’s liability under it. This Guaranty is binding upon Guarantor and Guarantor’s successors and assigns. This Guaranty shall inure to the benefit of Lender and its successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower’s indebtedness or liabilities to Lender.

12. Guarantor represents and warrants to Lender that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under Guarantor’s organizational documents or agreements to which it is party or by which it is bound, and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

13. Guarantor covenants and agrees that:

13.1 Guarantor shall maintain its corporate existence, remain in good standing in its jurisdiction(s) of principal place of business and formation, and continue to qualify in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Guarantor. Guarantor shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

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13.2 Guarantor shall comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which it is subject if non-compliance with such laws could materially adversely affect the financial condition, operations or business of Guarantor, and comply with any reporting requirements applicable to Guarantor under the Loan Agreement.

13.3 Guarantor shall not create, incur, assume or suffer to exist any lien or encumbrance with respect to any of its property or dispose of any interest in the Collateral.

13.4 Guarantor shall not require or cause any dividends or distributions to be made by Borrower to Guarantor without Lender’s prior written consent. For the sake of clarity, the foregoing covenant shall not restrict Guarantor from making any dividends or distributions to its stockholders using the proceeds received by Guarantor from the sale and issuance of its equity securities, or from any dividends or distributions received by Guarantor from any other subsidiary of Guarantor (other than Borrower).

13.5 Guarantor shall provide Lender with at least thirty (30) days prior written notice with respect to the relocation of Guarantor’s chief executive office or any change to Guarantor’s state of incorporation or any change to its legal name.

13.6 At any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to affect the purposes of this Guaranty.

14. This Guaranty shall be governed by the laws of the State of California, without regard to conflicts of laws principles. GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. Guarantor submits to the jurisdiction of the state and federal courts located in Santa Clara County, California for purposes of this Guaranty and the Agreements. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Guaranty or any of the transactions contemplated herein shall be settled by judicial reference under California Code of Civil Procedure Section 638 et seq., before a referee sitting without a jury, such referee to be mutually acceptable or, if none, then selected by the Presiding Judge of the California Superior Court for Santa Clara County. This section shall not restrict the exercise of any non-judicial rights or remedies pursuant to applicable law.

15. All payments made by Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein and in the Loan Documents.

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16. Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision. To the extent that any term or provision in this Guaranty are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, such term or provision will be deemed ineffective only to the extent of such prohibition or unenforceability, and will be deemed modified and applied in a manner consistent with such law or regulation. Any provision of this Guaranty which is deemed unenforceable or invalid in any jurisdiction will not affect the enforceability or validity of the remaining provisions of this Guaranty or the same provision in any other jurisdiction.

17. In the event that any signature to this Guaranty is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

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In Witness Whereof, the undersigned Guarantor has executed this Guaranty as of the date set forth above.

MR2 GROUP, INC.

By:
Name:
Title:

Address:	101 Convention Center Dr., Plaza 125 Las Vegas, NV 89109

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